CUSIP No. 89237H100	13G	Exhibit 99.1

EXHIBIT A

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached statement on Schedule 13G relating to the Common Stock of TRACON Pharmaceuticals, Inc. is filed on behalf of each of us.

Dated: February 16, 2016

NexTech III Oncology, LPCI

By: Nextech III GP Ltd.

Its: General Partner

By:	/s/ Alfred Scheidegger
Alfred Scheidegger, Managing Member

By:	/s/ Thomas Lips
Thomas Lips, Managing Member

Nextech III GP Ltd.

By:	/s/ Alfred Scheidegger
Alfred Scheidegger, Managing Member

/s/ Alfred Scheidegger
Alfred Scheidegger

/s/ Thomas Lips
Thomas Lips

/s/ Marco Weibel
Marco Weibel